Exhibit 23
(Form 10-K)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the inclusion in the Annual Report (Form 10-K) of Citizens Republic Bancorp, Inc. for the year ended December 31, 2009 of our reports dated February 27, 2009, with respect to the consolidated financial statements of Citizens Republic Bancorp, Inc., and the effectiveness of internal control over financial reporting of Citizens Republic Bancorp, Inc.
We consent to the incorporation by reference into the following Registration Statements:
Registration Statement No. 33-47686 on Form S-8 dated May 5, 1992
     Citizens Republic Bancorp, Inc. Second Amended Stock Option Plan;
Registration Statement No. 33-61197 on Form S-8 dated July 21, 1995
     Citizens Banking Corporation Stock Plan for Directors;
Registration Statement No. 333-09455 on Form S-8 dated August 2, 1996
     Citizens Republic Bancorp, Inc. Amended and Restated Section 401(k) Plan;
Registration Statement No. 333-27565 on Form S-4 dated May 21, 1997
     Registration of securities, business combinations;
Registration Statement No. 333-86569 on Form S-8 to Form S-4 dated December 22, 1999
     F&M Bancorporation, Inc. Stock Option Plans;
Registration Statement No. 333-40100 on Form S-8 dated June 26, 2000
     Citizens Republic Bancorp, Inc. All-Employee Stock Option Plan;
Registration Statement No. 333-86326 on Form S-8 dated April 16, 2002
     Citizens Republic Bancorp, Inc. Stock Compensation Plan;
Post Effective Amendment No. 1 to Registration Statement No. 33-61197 on Form S-8 dated February 24, 2003
     Citizens Banking Corporation Stock Plan for Directors;
Registration Statement No. 333-104472 on Form S-4 dated June 10, 2003 pertaining to the registration of $125,000,000 of subordinated notes;
Registration Statement No. 333-136946 on Form S-4 dated August 28, 2006 pertaining to the registration of securities, business combinations;
Registration Statement No. 333-137490 on Form S-3 dated September 21, 2006 pertaining to the automatic shelf registration statement of securities of well-known seasoned issuers;
Registration Statement No. 333-136946 on Form S-4/A dated October 24, 2006 pertaining to the registration of securities, business combinations;
Registration Statement No. 333-136946 on Form S-8 dated January 22, 2007 pertaining to securities to be offered to employees in employee benefit plans, post-effective amendments,
Registration Statement No. 333-156662 on Form S-3 dated January 9, 2009 pertaining to the registration of securities, business combinations,

Draft 8 - February 25, 2010
Registration Statement No. 333-160508 on Form S-4/A dated August 27, 2009 pertaining to the registration of securities, business combinations.
Registration Statement No. 333-162693 on Form S-3 dated October 27, 2009 pertaining to the shelf registration statement of securities of our reports dated March 1, 2010, with respect to the consolidated financial statements of Citizens Republic Bancorp, Inc. and the effectiveness of internal control over financial reporting of Citizens Republic Bancorp, Inc., for the year ended December 31, 2009.
Detroit, Michigan
March 1, 2010

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